UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 12, 2009
NAVARRE CORPORATION
(Exact name of Registrant as specified in its charter)

Minnesota	000-22982	41-1704319

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
7400 49th Avenue North, New Hope, MN 55428
(Address of principal executive offices)
Registrant’s telephone number, including area code: (763) 535-8333
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
          On November 12, 2009, Navarre Corporation and each of its subsidiaries (collectively, the “Company”), entered into a three year $65 million revolving credit facility pursuant to a Credit Agreement with Wells Fargo Foothill, LLC (“WFF”) acting as agent and lender, and Capital One Leverage Finance Corp. participating as a lender (the “Credit Agreement”).
          This new credit facility was used to pay off in full the Company’s obligations to General Electric Capital Corporation pursuant to a prior credit facility, and put in place to provide for the Company’s general working capital needs. This revolving credit facility is secured by a first priority security interest in substantially all of the Company’s assets.
          On November 12, 2009, the Company issued a press release announcing the completion of the financing transaction discussed in this Item 1.01, and Item 2.03 below. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
          The discussion herein is qualified in its entirety by reference to the Credit Agreement attached hereto as Exhibit 10.1. Additional information regarding this credit facility is provided in Item 2.03 below, which information is incorporated by reference into this Item 1.01.
Item 2.03. Creation of a Direct Financial Obligation
          As described in Item 1.01 above, on November 12, 2009, the Company entered into a three year $65 million revolving credit facility pursuant to the Credit Agreement. This revolving credit facility bears an initial interest rate of the LIBOR rate, or the prime rate, plus 4.0%; however, this index above the LIBOR or prime rates is subject to change on a quarterly basis beginning June 30, 2010, based upon the Company’s trailing twelve month EBITDA as calculated pursuant to the Credit Agreement. The minimum index above the LIBOR rate or prime rate is 3.75% and the maximum index above the LIBOR or prime rate is 4.25%.
          The Credit Agreement contains customary affirmative and negative covenants. The financial covenants include a limitation on capital expenditures, a minimum fixed charge coverage ratio, and a maximum amount of net vendor advances. The Company is also required to maintain at least $2 million in excess availability. Among other things, the creation of indebtedness outside of the credit facility, the creation of liens, the making of certain investments, and the sale of assets are all either limited or require prior approval from the Lenders. The Credit Agreement also contains customary events of default such as nonpayment, bankruptcy, and change in control, which if they occur may constitute an event of default.
          The discussion herein regarding the credit facility is qualified in its entirety by reference to the Credit Agreement attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits
     (d) The following exhibits are filed with this Form 8-K:

Exhibit No.	Description
10.1	Form of Credit Agreement by and among Navarre Corporation, together with its subsidiaries, and the lenders that are signatories thereto dated November 12, 2009.

99.1	Press Release issued by Navarre Corporation November 12, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NAVARRE CORPORATION
Dated: November 13, 2009	By:	/s/ J. Reid Porter
		Name:	J. Reid Porter
		Title:	Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Credit Agreement by and among Navarre Corporation, together with its subsidiaries, and the lenders that are signatories thereto dated November 12, 2009.

99.1	Press Release issued by Navarre Corporation November 12, 2009.